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                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to Section 240.14a-12

                            MATTSON TECHNOLOGY, INC.

                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

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      2)  Aggregate number of securities to which transaction applies:

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      3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      4)  Proposed maximum aggregate value of transaction:

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      5)  Total fee paid:

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[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:

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      2)  Form, Schedule or Registration Statement No.:

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      3)  Filing Party:

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      4)  Date Filed:

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Certain Participant Information (filed pursuant to Rule 14a-12)

       In connection with the proposed merger (the "Merger") between Mattson Technology, Inc. ("Mattson Technology") and CFM Technologies, Inc. ("CFM") and the simultaneous acquisition (the "Acquisition" and together with the Merger, the "Transactions") by Mattson Technology of certain subsidiaries of STEAG Electronic Systems AG ("STEAG"), Mattson Technology, its directors and certain of its executive officers may be soliciting proxies from Mattson Technology stockholders in favor of the Transactions.

       Mattson Technology's board of directors is comprised of Brad Mattson (Chairman and Chief Executive Officer), John C. Savage, Kenneth G. Smith, Shigeru Nakayama and Kenneth Kannapan. The executive officers of Mattson Technology who may participate in the solicitation of proxies are Brad Mattson and Brian McDonald, Vice President, Finance and Chief Financial Officer. The Mattson Technology participants in the solicitation collectively beneficially own approximately 3,863,453 shares of Mattson Technology common stock, representing approximately 18.2% of the total Mattson Technology common stock outstanding. Brad Mattson individually beneficially owns approximately 3,715,492 shares of Mattson Technology common stock, representing approximately 17.6% of the total Mattson Technology common stock outstanding. Brad Mattson holds options to purchase 21,163 shares of the common stock of CFM, representing less than 1% of the total CFM common stock outstanding. Mattson Technology holds an option to purchase approximately 1,554,730 shares of the common stock of CFM, representing approximately 16.6% of the total CFM common stock outstanding, pursuant to the Stock Option Agreement between Mattson Technology and CFM dated June 27, 2000 (the "Stock Option Agreement"). Mattson Technology and Brad Mattson have also been irrevocably appointed lawful attorneys and proxies for certain matters relating to the Merger by Christopher F. McConnell, holder of approximately 1,231,094 shares of CFM common stock, representing approximately 15.8% of the total CFM common stock outstanding, pursuant to the Voting Agreement by and between Mattson Technology and Christopher F. McConnell dated June 27, 2000 (the "McConnell Voting Agreement"). More information about the participants, the Stock Option Agreement and the McConnell Voting Agreement can be found in the Schedule 13D filed by Mattson Technology with the U.S. Securities and Exchange Commission (the "SEC") on July 7, 2000.